                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           COOPER CAMERON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

COOPER CAMERON LOGO
515 POST OAK BOULEVARD, SUITE 1200
HOUSTON, TEXAS 77027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1998

To the Stockholders of
COOPER CAMERON CORPORATION:

     Notice is hereby given that the Annual Meeting of Stockholders of COOPER CAMERON CORPORATION will be held at the Crowne Plaza Hotel, 2222 West Loop South, Houston, Texas, on Thursday, May 14, 1998, at 10:00 a.m., for the following purposes:

          (1) To elect two (2) members of the Board of Directors;

          (2) To approve an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Amendment") to increase the number of shares of Common Stock which the Company is authorized to issue to 150,000,000 shares from the 75,000,000 presently authorized;

          (3) To approve an amendment to the Company's 1995 Amended and Restated Stock Option Plan for Non-Employee Directors;

          (4) To approve an amendment to the Amended and Restated Cooper Cameron Corporation Long-Term Incentive Plan to increase by 3,000,000 the number of shares of common stock reserved under the Plan;

          (5) To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only stockholders of record as of the close of business on March 20, 1998 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment(s) thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                                            By Order of the Board of Directors,

                                            /s/ FRANKLIN MYERS

                                            Franklin Myers
                                            Senior Vice President, General
                                              Counsel and Secretary

Houston, Texas
March 25, 1998

                           COOPER CAMERON CORPORATION
                       515 POST OAK BOULEVARD, SUITE 1200
                              HOUSTON, TEXAS 77027

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 14, 1998

     The following information is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cooper Cameron Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held at the Crowne Plaza Hotel at 2222 West Loop South, Houston, Texas on the 14th day of May, 1998, at 10:00 a.m. local time, and at any adjournment(s) thereof. The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is March 30, 1998.

                 ----------------------------------------------
                          INFORMATION CONCERNING PROXY
                 ----------------------------------------------

     A proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date, or by attending the meeting and giving notice of such revocation. Attendance at the meeting does not by itself constitute revocation of a proxy. Unless marked to the contrary, such proxies will be voted for the election of the two directors and for the amendments. If any other business is brought before the meeting, the proxies will be voted in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company without additional compensation, by personal interview, telephone, telegram, or otherwise. Arrangements also may be made with brokerage firms and other custodians, dealers, banks and trustees, or their nominees who hold the voting securities of record, for the forwarding of solicitation material to the beneficial owners thereof. Upon request, the Company will reimburse such brokers, custodians, dealers, banks, or their nominees for the reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company has retained Corporate Investor Communications to assist in the solicitation of proxies for which the Company will pay an estimated fee of $5,500, plus expenses and disbursements.

     Cooper Cameron's Annual Report to Stockholders for the year ended December 31, 1997, including financial statements, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy soliciting material.

   --------------------------------------------------------------------------
                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
   --------------------------------------------------------------------------

     On the Record Date, there were 52,465,009 shares of Common Stock of the Company outstanding, which constituted the only outstanding voting securities. Each share of Common Stock has one vote. The presence, in person or by proxy, of the holders of a majority of all the outstanding shares of stock entitled to vote at the meeting is necessary to constitute a quorum at the Annual Meeting of Stockholders or any adjournment(s) or postponement(s) thereof. The affirmative vote of the holders of a majority of the Company's voting stock present in person or by proxy and entitled to vote at the meeting at which a quorum is present is required for the election of each director. The affirmative vote of the holders of a majority of the Company's voting stock outstanding on the Record Date is required for the adoption of the amendment to the Amended and Restated Certificate of Incorporation. Proxies marked as abstaining on this matter will be treated as present at the meeting for purposes of determining a quorum and will be counted as votes against the Amendment. The affirmative vote of a majority of the shares voting is necessary for the approval of the amendments to the Company's Amended and Restated Long-Term Incentive Plan and the Company's Amended and Restated 1995 Stock Option Plan for Non-Employee Directors. Proxies marked as abstaining for these proposals shall not have an effect on the outcome of the vote.

     A copy of the list of stockholders entitled to vote at the Annual Meeting will be available for inspection by qualified stockholders for proper purposes at the offices of the Company during normal business hours.

     For Cooper Cameron Employees: If you are a participant in the Cooper Cameron Corporation Retirement Savings Plan ("CC-SAVE"), the accompanying proxy card will include the number of equivalent shares credited to your account by The Chase Manhattan Bank, N.A., as Trustee for CC-SAVE ("Trustee"). When your proxy card is returned properly signed, it will serve as direction to the Trustee to vote the shares held in CC-SAVE for your account in accordance with your directions. If you return a proxy card properly signed, but do not indicate your voting preference, the shares represented by your proxy card will be voted FOR all items specified in the Notice. If you fail to return a proxy card properly signed, the equivalent shares of Common Stock credited to your account will then be voted by the Trustee in the same proportion as the shares for which instructions were received from other CC-SAVE participants.

   --------------------------------------------------------------------------
                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
   --------------------------------------------------------------------------

     The following table sets forth those persons who, to the knowledge of the Company, beneficially owned five percent or more of the shares of Common Stock outstanding as of March 20, 1998, on which date 52,465,009 shares were outstanding.

                                                                   AMOUNT AND         PERCENT
                                                                   NATURE OF            OF
            NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP     CLASS
            ------------------------------------              --------------------    -------
FMR Corp.
  82 Devonshire Street
  Boston, Massachusetts 02109-3614..........................       6,911,740(1)        13.2
INVESCO PLC
  11 Devonshire Square
  London EC2M 4YR England...................................       2,683,975(2)         5.1

---------------

(1) According to reports filed with the Securities and Exchange Commission (the "SEC") by FMR Corp. dated February 14, 1998, FMR Corp. had sole voting power over 184,600 shares and sole dispositive power over 6,911,740 shares. FMR Corp.'s wholly-owned subsidiary, Fidelity Management & Research Company, is the beneficial owner of 6,732,340 shares, or 12.80% of the common stock outstanding of the Company.

(2) According to a Schedule 13G filed with the SEC by INVESCO PLC, as of December 31, 1997, INVESCO, through various subsidiaries, had shared voting power over 2,683,975 and shared dispositive power over 2,683,975 shares.

               --------------------------------------------------
                       PROPOSAL 1: ELECTION OF DIRECTORS
               --------------------------------------------------

     The Bylaws of the Company provide that the Board of Directors will be comprised of not less than five nor more than fifteen members. The authorized number of directors is currently six, divided into three classes having two members in Class I, two members in Class II and two members in Class III. Each class is elected for a term of three years, so that the term of one class of directors expires at each Annual Meeting of Stockholders.

NOMINEES

     The Board of Directors has nominated Michael E. Patrick and Michael J. Sebastian for election to the Board of Directors for three-year terms expiring at the Annual Meeting of Stockholders in 2001, or when their successors are elected and qualified. The affirmative vote of the holders of at least a majority of a quorum is required in order to elect each director. The enclosed proxy (unless otherwise directed, revoked or suspended) will be voted for the election of these two nominees for director.

     If any nominee should be unable to serve as a director, which is not anticipated, the shares represented by proxies will be voted for the election of a substitute nominated by the Board of Directors. Set forth on the following pages are the names of, and certain information with respect to, the persons nominated as directors and the continuing directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

                      ------------------------------------
                             NOMINEES FOR DIRECTORS
                      ------------------------------------

                         CLASS III -- TERM ENDING 2001

MICHAEL E. PATRICK

     Member of Cooper Cameron's Audit Committee and a director since November 1996. Age 54. He has been Vice President and Chief Investment Officer of Meadows Foundation, Inc. since December 1995. He was a Managing Director and Partner with M.E. Zukerman Energy Advisors from 1994 to 1995 and served as Executive Vice President, Chief Financial Officer and a director of Lomas Financial Corporation, parent, as well as President and Chief Operating Officer of two subsidiaries, Lomas Mortgage USA and Lomas Information Systems, Inc. from 1992 to 1994. The Lomas companies were engaged in mortgage banking, information systems and real estate. Lomas Financial Corporation and Lomas Mortgage USA filed for bankruptcy protection in October 1995. Previously, he was Executive Vice Chancellor for Asset Management for the University of Texas System from 1984 to 1991. He is a director of BJ Services Company and a trustee of St. Edward's University.

MICHAEL J. SEBASTIAN

     Chairman of Cooper Cameron's Audit Committee and a director since November 1994. Age 67. Mr. Sebastian retired in August 1995, after serving as Executive Vice President, Operations of Cooper Industries, Inc. since February 1982, responsible for Cooper's former Petroleum & Industrial Equipment segment. He is a director of Quanex Corporation and Gardner Denver Machinery Inc.

                        --------------------------------
                              CONTINUING DIRECTORS
                        --------------------------------

                          CLASS I -- TERM ENDING 1999

GRANT A. DOVE

     Chairman of Cooper Cameron's Compensation Committee and a director since June 1995. Age 69. Mr. Dove is now, and has been since 1991, a Managing Partner of Technology Strategies and Alliances, which performs strategic planning and investment banking services. He was Chief Executive Officer of Microelectronics and Computer Technology Corporation from 1987 to 1991 and currently serves as a director. From 1982 until 1987 he was Executive Vice President of Texas Instruments Incorporated and previously served as Senior Vice President. He is Chairman and a director of Optek Technology, Inc., and is a director of U. S. West, Inc., Intervoice, Inc., and The Forefront Group, Inc.

DAVID ROSS III

     Member of Cooper Cameron's Compensation Committee and a director since June 1995. Age 57. Mr. Ross is an adjunct professor and member of the Board of Overseers of the Jesse H. Jones Graduate School of Administration at Rice University. From 1987 until 1993 he was Chairman and Chief Executive Officer of the Sterling Consulting Group, a firm which provides analytical research, planning and evaluation services to companies in the oil and gas industry. Between 1984 and 1987 he was a principal in the Sterling Group, a firm which participated in leveraged buyouts, primarily in the chemical industry, and Camp, Ross, Santoski & Hanzlik, Inc., which provides planning and consulting services to the oil and gas industry. He is a director of Nuevo Energy Company.

                          CLASS II -- TERM ENDING 2000

SHELDON R. ERIKSON

     Chairman of the Board of the Company since May 1996, President and Chief Executive Officer since January 1995, and a director since March 1995. Age 56. He was Chairman of the Board from 1988 to 1995 and President and Chief Executive Officer from 1987 to 1995 of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing. Previously, he was President of the Joy Petroleum Equipment Group of Joy Manufacturing Company. He is a director of Triton Energy Corporation and Layne Christensen Co. He also serves on the board of directors of the National Ocean Industries Association and The Petroleum Equipment Suppliers Association.

C. BAKER CUNNINGHAM

     Member of Cooper Cameron's Compensation Committee and a director since November 1996. Age 56. He is now, and has been since 1993, Chairman of the Board of Directors, President and Chief Executive Officer of Belden Inc. He held various positions with Cooper Industries, Inc. from 1970 to 1993, including Executive Vice President, Operations from 1982 to 1993.

                               ADVISORY DIRECTOR

NATHAN M. AVERY

     Appointed an advisory director in December 1996. Age 63. Mr. Avery was a director of the Company from June 1995 to December 1996. Mr. Avery is now, and has been since 1972, Chairman of the Board, President and Chief Executive Officer of Galveston-Houston Company, a company specializing in the manufacturing of products to serve the oilfield. He has been an active participant in the oil and gas industry since the 1960s. He was Chairman of the Board of directors of Bettis Corporation until December 1996. He is a director and member of the Executive Committee of Daniel Industries and a director of Prime Cable, Transcoastal Marine Inc. and ITEQ, Inc.

          ------------------------------------------------------------
                            PROPOSAL 2: APPROVAL OF
                        AN AMENDMENT TO THE AMENDED AND
                     RESTATED CERTIFICATE OF INCORPORATION
           ----------------------------------------------------------

     The Board of Directors has proposed the adoption of the Amendment which, if adopted, would authorize the issuance by the Company of a maximum of 150,000,000 shares of Common Stock, par value $.01 per share, instead of the 75,000,000 shares presently authorized.

     At December 31, 1997, there were 52,758,143 shares of Common Stock outstanding, and another 8,616,237 shares were reserved for issuance under various employee benefit plans. Thus, only 13,625,620 uncommitted shares remain available for future issuance, and the Board of Directors believes this to be an insufficient number of shares for effecting possible future transactions, including stock dividends, other stock distributions, financing arrangements, or acquisitions by the Company. The Company has no present plans for issuance of additional shares of Common Stock.

     The authorized shares of Common Stock, which would be available for issuance, could be issued at any time without further stockholder approval, unless such approval were required by law, as in the case of consolidations and certain statutory mergers, or by the rules of the New York Stock Exchange or other exchanges on which the Common Stock were to then be listed. While no particular future issuance of Common Stock is under consideration, it is possible that, in the absence of the additional authorization, further issuances could not be effected without the exposure and delays associated with any necessary further action by stockholders.

     VOTE REQUIRED. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT.

     ----------------------------------------------------------------------
                  PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE
                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
     ----------------------------------------------------------------------

     The Board of Directors has approved an amendment to the Cooper Cameron Corporation Amended and Restated 1995 Stock Option Plan for Non-Employee Directors (the "Directors Plan") authorizing a stock option grant to a director who exercises a previously existing stock option and pays the exercise price in shares of Company Common Stock. The number of shares of stock granted under the second stock option is equal to the number of shares of Common Stock surrendered in the first option exercise. The option price of the second stock option is equal to the fair market value of the Company's Common Stock on the date of grant (which will be the date of exercise of the first option) and has a term equal to the remaining term on the first option.

     The effect of this change is to allow directors to exercise stock options with Common Stock which they currently own without the personal dilutive effect of the exercise and without causing the Company to have outstanding any more shares than were authorized by the stockholders.

  VOTE REQUIRED.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST WILL BE REQUIRED TO APPROVE THE AMENDMENT TO THE DIRECTORS PLAN, PROVIDED SUCH AFFIRMATIVE VOTE ALSO CONSTITUTES A MAJORITY OF THE QUORUM.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

DESCRIPTION OF THE DIRECTORS PLAN

     The following summary describes briefly the principal features of the Directors Plan, and is qualified in its entirety by reference to the full text of the Directors Plan, as amended by the proposed Fifth Amendment, the full text of which amendment is provided as Appendix A to this Proxy Statement.

  General Terms.

     The Board of Directors and the Company's sole stockholder adopted and approved the Directors Plan on May 3, 1995 and adopted and approved an Amended and Restated Directors Plan on June 28, 1995. On May 8, 1997, the stockholders of the Company approved an amendment to the Directors Plan to provide options in lieu of the director's annual retainer and automatic annual option grants. In November 1997, the Board approved a change in the number of elective options to be received in lieu of the retainer as described below under the heading "Stock Options." The purpose of the Directors Plan is to increase stockholder value and to advance the interests of the Company and its stockholders by strengthening its ability to attract and retain the services of experienced and knowledgeable directors and by causing each non-employee director to acquire an equity interest in the Company by issuing stock options, pursuant to the terms of the Directors Plan. As of December 31, 1997, 243,592 shares are subject to issuance upon the exercise of outstanding options under the Directors Plan and 105,158 shares are available for future grants.

     Each director of the Company who is not an employee of the Company or any of its subsidiaries ("Eligible Director") is eligible to participate in the Directors Plan. If the nominees for election named in this proxy statement are elected, five directors and one advisory director will qualify as non-employee directors under the Directors Plan in 1998.

  Stock Options.

     The options granted pursuant to the Directors Plan are non-qualified options having an exercise price equal to the fair market value of the Common Stock on the date the option is granted. Options granted under the Directors Plan are exercisable 12 months from the date of grant. Such options terminate and cease to be outstanding five years and one day after the date on which they are granted. If an Eligible Director to whom an option is granted ceases to be an Eligible Director by reason of death or disability, the option becomes immediately exercisable in full. The Directors Plan provides for each Eligible Director to elect to receive, in lieu of the annual retainer of $30,000 for service on the Board, which would otherwise be paid in cash (a) an 8,700-share stock option, (b) a 5,800-share stock option and one-third of the cash retainer, or (c) a 2,900-share stock option and two-thirds of the cash retainer. The Directors Plan also provides for an initial option grant of 6,000 shares of Common Stock to each Eligible Director on the first trading date on which such individual becomes an Eligible Director. If the Company has a non-executive (non-full time employed) Chairman of the Board, an initial grant for 20,000 shares of Common Stock will be made on the first trading date on which such individual becomes the non-executive Chairman of the Board. The First Amendment to the Directors Plan further provides for the grant of an additional option for 6,000 shares of Common Stock to Eligible Directors in each subsequent year during the term of the Directors Plan on the first trading date following the Annual Meeting of Stockholders of the Company.

     All outstanding options granted under the Directors Plan become exercisable immediately if a Change in Control occurs. No awards will be made or options granted under the Directors Plan after May 3, 2005. On March 20, 1998, the reported closing price of the Company's Common Stock in New York Stock Exchange Composite Transactions was $61.8125 per share.

  Federal Income Tax Consequences.

     The following is a brief description of the federal income tax consequences generally arising with respect to grants of options under the Directors Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting of Stockholders and not as tax guidance to non-employee directors who participate in the Directors Plan. The grant of an option will create no tax consequences for the optionee. Upon exercise of an option, the optionee must generally recognize ordinary income at the time of the exercise of such option measured by the excess of the then fair market value of the shares over the option price. The Company will be entitled to claim a tax deduction for compensation paid equal to the amount the optionee recognizes as ordinary income. Upon a taxable disposition of shares acquired by the optionee upon the exercise of an option, any amount received by the optionee in excess of the sum of (i) the option price of the shares as of the date of exercise and
(ii) the amount includable in income with respect to such option, if any (such sum being his or her "basis" in the shares), will, in general, be treated as long- or short-term capital gain, depending upon the holding period of the shares. If upon disposition the optionee receives less than his or her basis in the shares, the loss will be treated as a long- or short-term capital loss, depending upon the holding period of the shares.

  New Plan Benefits Table.

     The following table sets forth the number of shares of Common Stock that have been granted to non-employee Directors as a group under the Directors Plan as of December 31, 1997, in lieu of retainers and as automatic grants.

                                 PLAN BENEFITS

               1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                         POSITION                                       NUMBER OF SHARES
                         --------                                       ----------------
Non-Employee Directors and Advisory Director as a Group
  (Six in number)..........................................
                                                               268,842 options in lieu of retainer
                                                               126,000 automatic options

       ------------------------------------------------------------------
                     PROPOSAL 4: APPROVAL OF AN AMENDMENT TO
                    THE AMENDED AND RESTATED COOPER CAMERON
                      CORPORATION LONG-TERM INCENTIVE PLAN
       ------------------------------------------------------------------

     The Board of Directors has approved an amendment to the Amended and Restated Cooper Cameron Corporation Long-Term Incentive Plan (the "Incentive Plan") which provides for long-term compensation and incentive opportunities for executives and key employees of the Company and its subsidiaries. The amendment would increase by 3,000,000 the number of authorized shares available under the Incentive Plan. The stockholders of the Company approved an increase in the number of authorized shares available under the Incentive Plan of 3,000,000 (adjusted for the 2-for-1 stock split in June 1997) on May 8, 1997. As of December 31, 1997, 6,046,647 shares were reserved for issuance upon the exercise of outstanding options under the Incentive Plan and 462,464 shares were available for future grants.

     The executive officers named in this Proxy Statement and certain other key employees elected to receive stock options in lieu of salary for all or a portion of their annual salary beginning July 1, 1995 through December 1998. The options granted in lieu of salary are fully exercisable one year after the date of grant, are vested pro rata in the event employees terminate their employment before vesting and have a five-year expiration date. The Company believes that the stock option program ties the individual executive's compensation to the Company's performance and directly links the executive's personal interests to the interests of the Company and its stockholders. The Options in Lieu of Salary Program provides increased capital appreciation opportunities for executive officers in a manner directly linked to stockholder value while causing the executive officers to substantially invest in the stock's performance. The Company intends to extend the Options in Lieu of Salary Program for the year beginning January 1999, and this amendment to the Incentive Plan will provide the shares necessary for future grants under this program.

     The Plan authorizes the issuance of options to purchase shares of Common Stock to employees of the Company for all purposes under the Plan, including the award of stock options, stock appreciation rights, restricted stock grants, and performance awards. The amendment to this Plan is effective as of February 12, 1998, subject to the approval by the stockholders of the Company.

     The Board of Directors believes that the future success of the Company and its subsidiaries and divisions is dependent upon the quality and continuity of management, and that compensation programs have been important in attracting and retaining individuals of superior ability and in motivating their efforts on behalf of the Company.

  VOTE REQUIRED.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST WILL BE REQUIRED TO APPROVE THE PLAN, PROVIDED SUCH AFFIRMATIVE VOTE ALSO CONSTITUTES A MAJORITY OF THE QUORUM.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED COOPER CAMERON CORPORATION LONG-TERM INCENTIVE PLAN.

DESCRIPTION OF THE PLAN

     The following summary describes briefly the principal features of the Plan, and is qualified in its entirety by reference to the full text of the Plan, which is provided as Appendix B to this Proxy Statement.

  General Terms.

     In May 1997, the Board of Directors and the Company's stockholders adopted and approved the amended and restated Plan. The purpose of the Plan is to promote the long-term financial interests of the Company, including its growth and performance, by encouraging employees of the Company and its subsidiaries and divisions to acquire an ownership position in the Company, enhancing the ability of the Company to attract and retain employees of outstanding ability, and providing employees with an interest in the Company parallel to that of the Company's stockholders. Certain key employees of the Company and its subsidiaries or divisions are eligible to participate in the Plan. The amended and restated Plan authorized the issuance of an additional 3,000,000 shares. Currently, 158 employees have received grants under the Plan. The maximum number of shares of Common Stock subject to awards granted during any calendar year to any individual who is an Executive Officer is limited to not more than 1,000,000 shares. Unless the Plan is terminated sooner, no awards will be made or options granted under the Plan after May 3, 2005. It is not possible to determine at this time the number of shares of Common Stock covered by options that may be granted in the future under the Plan to any employee.

  Administration.

     The Plan is administered by the Compensation Committee, which is composed of directors of the Company who are not employees and who are not eligible to participate in the Plan. Subject to the provisions of the Plan, the Compensation Committee has the authority in its sole discretion to select the participants who will receive the Awards, to determine the type and terms of the Awards to be granted, and to interpret and administer the Plan.

  Eligibility for Participation.

     Officers and key employees of the Company or its subsidiaries will be eligible to receive certain awards under the Plan.

  Term of the Plan.

     The Plan will terminate on May 3, 2005, after which time no additional awards may be made under the Plan.

SUMMARY OF AWARDS UNDER THE PLAN

  Types of Awards.

     The Plan would permit the granting of any or all of the following types of awards ("Awards"): (i) stock options, including incentive stock options; (ii) stock appreciation rights (SARs); (iii) restricted stock; and (iv) performance awards. Since the inception of the Plan, the only type of awards granted under the Incentive Plan has been stock options. A principal reason for the request of the increase in the number of authorized shares available under the Incentive Plan is to allow a continuation of granting options in lieu of salary to senior officers and other key employees of the Company. Without this increase, the Company will not have sufficient shares to continue this method of compensation.

  Stock Options and SARs.

     Options granted under the Plan may be either incentive stock options or non-qualified stock options, or a combination of both.

     An option is exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee; provided, however, that no stock option will be exercisable more than ten years after the date of grant thereof. The option exercise price will equal the fair market value on the date of the stock option's grant. Upon exercise, a participant may pay the option exercise price of a stock option in cash, shares of Common Stock, stock appreciation rights or a combination of the foregoing, or such other consideration as the Committee may deem appropriate.

     Awards may be granted in the form of SARs. SARs will entitle the recipient to receive a payment, in cash or shares of Common Stock or a combination of both, equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the award agreement to the fair market value on the date of exercise or surrender. The price stated in the award agreement will not be less than the fair market value on the date of the SAR's grant, except that if a SAR is granted retroactively in tandem with or in substitution for a stock option, the designated fair market value set forth in the award agreement will not be less than the fair market value of a share for such tandem or replaced stock option. A SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. A Tandem SAR will be exercisable to the extent, and only to the extent, that the related stock option is exercisable. Upon exercise of a Tandem SAR as to some or all of the shares covered in an Award, the related stock option will be canceled automatically to the extent of the number of SARs exercised, and such shares will not thereafter be eligible for grant.

  Restricted Stock.

     Awards may be granted in the form of restricted stock ("Restricted Stock Awards"). Restricted Stock Awards will be awarded in such numbers and at such times as the Committee will determine. Restricted Stock Awards will be subject to such terms, conditions or restrictions as the Committee deems appropriate, including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or the financial performance of the Company. The period of vesting and the forfeiture restrictions will be established by the Committee at the time of grant. During the period in which any restricted shares of Common Stock are subject to forfeiture restrictions imposed under the preceding paragraph, the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded, all or any of the rights of a stockholder with respect to such shares, including, but not limited to, the right to vote such shares and to receive dividends.

  Performance Awards.

     Awards may be granted in the form of shares of Common Stock that are earned only after the attainment of predetermined performance goals during a performance period as established by the Committee ("Performance Shares") or in the form of performance awards payable in cash ("Performance Units"). The Committee may grant an Award of Performance Shares or Performance Units to Participants as of the first day of each Performance Period. A Performance Target will be established at the beginning of each Performance Period. At the end of the Performance Period, the Performance Shares or Performance Units, as the case may be, will be converted into Common Stock (or cash or a combination of Common Stock and cash, as determined by the Award Agreement) and distributed to Participants based upon such entitlement. Performance criteria used in performance goals governing Performance Share and Performance Unit Awards to Executive Officers may include any or all of the following: (i) the Company's return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels of the Company or any subsidiary or business segment of the Company, or any combination of the foregoing, (iii) cash flow or similar measure, (iv) total stockholder return, (v) changes in the market price of the Common Stock, or (vi) market share. The performance goals established by the Committee for each Performance Share Award will specify achievement targets with respect to each applicable performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). No Executive Officer may receive a Performance Share or Performance Unit payment with respect to any calendar year which exceeds $2,000,000 or, if greater, the fair market value of 1,000,000 shares of Common Stock as of the payment date of such Awards. If a Performance Period is longer than one year, the Performance Share or Performance Unit payment with respect to any calendar year which is partially or wholly included in the Performance Period will be deemed to be a pro-rated portion of the Performance Share or Performance Unit payment with respect to the complete Performance Period. If two or more Performance Periods run concurrently during any calendar year, the Performance Share or Performance Unit payment with respect to such calendar year will be deemed to be the aggregate of the allocable Performance Share payments with respect to each such Performance Period.

  Federal Income Tax Consequences.

     The following is a brief description of the federal income tax consequences generally arising with respect to grants of options under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting of Stockholders and not as tax guidance to employees who participate in the Plan. The optionee generally does not recognize income at either the date of grant or exercise of an incentive stock option. Upon a taxable disposition of shares acquired by the optionee upon the exercise of an incentive stock option, the optionee receives long-term capital gain or loss treatment for the difference between the sales price and the option price, provided the shares are held for two years after the option is granted and one year after the date of exercise. The Company will be entitled to claim a tax deduction for compensation paid equal to the amount the optionee recognizes as income in a disqualifying disposition. The grant of a non-qualified option will create no tax consequences for the optionee. Upon exercise of a non-qualified option, the optionee must generally recognize ordinary income at the time of the exercise measured by the excess of the then fair market value of the shares over the option price. The Company will be entitled to claim a tax deduction for compensation paid equal to the amount the optionee recognizes as ordinary income. Upon a taxable disposition of shares acquired by the optionee upon the exercise of a non-qualified option, any amount received by the optionee in excess of the sum of (i) the option price of the shares as of the date of exercise and (ii) the amount includable in income with respect to such option, if any (such sum being his or her "basis" in the shares), will, in general, be treated as long- or short-term capital gain, depending upon the holding period of the shares. If upon disposition the optionee receives less than his or her basis in the shares, the loss will be treated as a long- or short-term capital loss, depending upon the holding period of the shares.

  Change in Control.

     The Compensation Committee has the discretion, exercisable at any time before a Change of Control, to provide for the acceleration of vesting and for settlement, including cash payment, of an Award granted under the Plan upon or immediately before such event is effective. However, the granting of Awards under the Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

  Policy Changes.

     In August 1997, the Compensation Committee approved the following policy changes to the Incentive Plan: 1) the Committee requires, with respect to performance units and restricted stock awards, either (i) a minimum of a three-year vesting period or (ii) a one-year vesting period if performance goals are established; and 2) the Committee requires that there will be no arbitrary waiving of any performance goals or lapsing of any restrictions which may attach to any performance units or restricted stock awards except in the case of a combination of the Company. Further, the Compensation Committee has only used the grant of stock options under the Plan as method of compensation award during the entire history of the Plan.

  New Plan Benefits Table.

     The following table sets forth, as to the executive officers of the Company named below and all other employees as a group, the number of shares covered by outstanding options granted, as of December 31, 1997. Such options were granted with one-year, four-year and three-year vesting periods at exercise prices that were the fair market value of the Common Stock at the time of grant and range from $8.329 to $79.41 per share. On March 20, 1998, the reported closing price of the Company's Common Stock in New York Stock Exchange Composite Transactions was $61.8125 per share.

                                 PLAN BENEFITS
                            LONG-TERM INCENTIVE PLAN

                                                                                               NUMBER OF
             NAME                                        POSITION                              OPTIONS(1)
             ----                                        --------                              ----------
Sheldon R. Erikson............  Chairman of the Board, President & CEO                         1,555,528
Thomas R. Hix.................  Senior Vice President of Finance & CFO                           488,136
Franklin Myers................  Senior Vice President, General Counsel & Secretary               530,876
Michael L. Grimes.............  Vice President & President, Cooper Energy Services               184,298
E. Fred Minter................  Vice President & President, Cooper Turbocompressor                96,030
Joseph D. Chamberlain.........  Vice President & Corporate Controller                            104,318
Executive Officer Group
(6 persons)................................................................................    2,959,176
Non-Executive Employee Group
(152 persons)(2)...........................................................................    3,087,471

---------------

(1) For information on options granted in 1997 under the Plan, see Table 2, "Option Grants in Last Fiscal Year."

(2)  Directors are not eligible for participation in the Plan.

                  -------------------------------------------
                           DESCRIPTION OF CAPITAL STOCK
                  -------------------------------------------

COMMON STOCK

     Each holder of the Common Stock is entitled to one vote per share with respect to all matters submitted to holders of the Common Stock. The Common Stock does not have cumulative voting rights. Subject to the rights of holders of Preferred Stock, holders of the Common Stock will be entitled to receive dividends if, as and when declared by the Board of Directors. Upon dissolution, liquidation or winding up of the Company, holders of the Common Stock are entitled to share pro rata in all assets remaining after the liquidation payments have been made on any outstanding shares of Preferred Stock.

PREFERRED STOCK

     Shares of Preferred Stock may be issued in one or more series or classes, which will have such designation, voting powers, preferences and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereon, including voting rights, dividends, rights on liquidation, dissolution or winding up, conversion or exchange rights and redemption provisions, as set forth in the resolutions adopted by the Board of Directors providing for the issuance of such stock and as permitted by the Delaware General Corporation Law (the "DGCL"). Although the Company has no current plans to issue Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of securities convertible into or exchangeable for such shares, could be used to discourage an unsolicited acquisition proposal that some or a majority of the stockholders believe to be in their interests or in which stockholders are to receive a premium for their stock over the current market price. In addition, the issuance of Preferred Stock could adversely affect the voting power of the holders of Common Stock. The Board of Directors does not intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

RIGHTS PLAN

     The Company has adopted a stockholder rights plan and declared a dividend of one right (a "Right") for each share of Common Stock then outstanding. As presently amended, the Rights (which, under certain circumstances, entitle their holders to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock for an exercise price of $300) will expire on October 31, 2007.

     The Rights are not exercisable until the earlier to occur of (i) 10 days following the first date of public announcement that a person or group of affiliated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding shares of Common Stock.

     In the event that any person becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right at the then-current exercise price of the Right, that number of shares of Common Stock having a market value of two times the exercise price of the Right. In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, each holder of a Right other than Rights beneficially owned by an Acquiring Person (which will have become void) will thereafter have the right to receive, upon the exercise of the Right at the then-current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction having a market value of two times the exercise price of the Right.

     At any time until 10 days following the Stock Acquisition Date (subject to extension by the Board of Directors), the Company may redeem the Rights in whole, but not in part, at a price of $.0l per Right.

     The Rights have certain anti-takeover effects. They may reduce or eliminate
(i) "two-tiered" or other partial offers which do not offer fair value for all Common Stock; (ii) the accumulation by a third party of 20% or more of the Common Stock in open-market or private purchases in order to influence or control the business and affairs of the Company without paying an appropriate premium for a controlling position in the Company; and (iii) the accumulation of shares of Common Stock by third parties in market transactions for the primary purpose of attempting to cause the Company to be sold. In addition, the Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner defined as a Triggering Event (a merger, combination, consolidation or sale or transfer of assets or earning power, as described in the Rights Agreement) unless the offer is conditioned on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offeror willing to make an offer for all outstanding shares of Common Stock and other voting securities at a price and on other terms which are in the best interests of the Company and its stockholders as determined by the Board of Directors or affect any prospective offeror willing to negotiate with the Board of Directors, since the Rights would either be redeemed or otherwise made inapplicable. The Rights should not interfere with any merger or other business combination approved by the Board of Directors, since the Board of Directors may, at its option, at any time until ten business days following the Stock Acquisition Date, redeem all, but not less than all, of the then-outstanding Rights at the $.01 redemption price.

SPECIAL PROVISIONS OF DELAWARE LAW AND THE COMPANY'S GOVERNING DOCUMENTS

     Anti-Takeover Provisions. Section 203 of the DGCL ("Section 203") generally provides that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation but less than 85% of such stock (an "Interested Stockholder") may not engage in certain Business Combinations (as defined in Section 203) with the corporation for a period of three years after the date on which the stockholder became an Interested Stockholder unless (i) prior to such date, the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested Stockholder. The provisions of Section 203 could discourage a change in control of the Company.

     The Company's Certificate of Incorporation (the "Certificate") requires that any "Business Combination" involving the Company and a person who beneficially owns 20% or more of the Common Stock must be approved by the holders of at least 80% of the voting power of the outstanding shares of the Company's capital stock (the "Voting Requirement"), voting together as a single class. The Voting Requirement does not apply if either (i) the Business Combination is approved by a two-thirds vote of the Continuing Directors (as defined in the Certificate) or (ii) certain "fair price" and disclosure conditions are met.

     Classified Board. The Company's Board of Directors is divided into three classes of directors serving staggered terms. One class of directors is elected at each annual meeting for a three-year term.

     Annual and Special Meetings. The Company's Certificate of Incorporation provides, as permitted by the DGCL, that stockholders are not permitted to call annual or special meetings of stockholders. Generally, stockholder action may be taken only at an annual or special meeting of stockholders and may not be taken by written consent.

     Limitation of Director Liability. Section 102(b)(7) of the DGCL ("Section 102(b)") authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate limits the liability of directors to the Company or its stockholders to the fullest extent permitted by Section 102(b). Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In the view of the Securities and Exchange Commission ("Commission"), the limitation of monetary liability pursuant to state law does not apply to liabilities under the federal securities laws.

  ----------------------------------------------------------------------------
                 INFORMATION ABOUT MANAGEMENT AND ORGANIZATION
                           OF THE BOARD OF DIRECTORS
  ----------------------------------------------------------------------------

EXECUTIVE OFFICERS

     The following sets forth information with respect to Cooper Cameron's present executive officers. All executive officers are elected to terms that expire at the meeting of the Board of Directors which follows the Annual Meeting of Stockholders. All executive officers were first elected in 1995, except for Mr. Minter who was elected in February 1996 and Mr. Grimes who was elected in April 1996. Mr. Grimes and Mr. Minter were elected as officers of Cooper Cameron in November 1996.

                       NAME                          AGE            POSITION WITH THE COMPANY
                       ----                          ---            -------------------------
Sheldon R. Erikson.................................  56    Chairman of the Board, President and Chief
                                                             Executive Officer, President of the
                                                             Cameron Division
Thomas R. Hix......................................  50    Senior Vice President of Finance and Chief
                                                             Financial Officer
Franklin Myers.....................................  45    Senior Vice President, General Counsel and
                                                             Secretary
Joseph D. Chamberlain..............................  51    Vice President and Corporate Controller
Michael L. Grimes..................................  47    Vice President, President of the Cooper
                                                           Energy Services Division
E. Fred Minter.....................................  62    Vice President, President of the Cooper
                                                             Turbocompressor Division

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates the total number of shares of Common Stock of the Company beneficially owned, or as described below, as of March 20, 1998, by each director or nominee for director, each executive officer named in the Summary Compensation Table and all officers, directors and nominees for director as a group.

                                                      SHARES BENEFICIALLY OWNED
                                          -------------------------------------------------
                                               SOLE
                                              VOTING             OPTIONS           TOTAL
                                          AND INVESTMENT       EXERCISABLE       BENEFICIAL    PERCENT OF
        NAME OF BENEFICIAL OWNER              POWER         WITHIN 60 DAYS(4)    OWNERSHIP       CLASS
        ------------------------          --------------    -----------------    ----------    ----------
Nathan M. Avery(1)......................         126              24,000            24,126           *
C. Baker Cunningham.....................       8,846              39,000            47,846           *
Grant A. Dove...........................      14,296              48,000            62,296           *
Sheldon R. Erikson......................     168,482(2)          652,067           820,549        1.56%
Michael E. Patrick......................           0              39,000            39,000           *
David Ross III..........................       7,000              55,296            62,296           *
Michael J. Sebastian....................      24,296(3)           24,000            48,296           *
Thomas R. Hix...........................      57,670(2)           79,607           137,277           *
Franklin Myers..........................      44,684(2)           89,317           134,001           *
E. Fred Minter..........................       2,742(2)           26,010            28,752           *
Michael L. Grimes.......................       1,178(2)           65,822            67,000           *
All Directors, Advisory Director and
  Executive Officers as a Group (12
  persons)..............................                                         1,512,589        2.88%

---------------

 *  Indicates ownership of less than one percent of Common Stock outstanding.

(1) Mr. Avery is an Advisory Director.

(2) Includes shares held in the Cooper Cameron Corporation Retirement Savings Plan as of December 31, 1997.

(3) Includes shares held in the Cooper Industries, Inc. Savings and Stock Ownership Plan as of December 31, 1997.

(4) Includes shares under option that have been earned pursuant to either (i) waiver of directors' fees by the directors or (ii) waiver of salary by certain executive officers, except for Mr. Minter. Such options are not forfeitable or cancelable, expire five years from date of grant and become exercisable one year from date of grant.

COMMITTEES AND BOARD MEETINGS

     The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Audit and Compensation Committees are comprised of directors who are not officers or employees of the Company.

  Audit Committee

     The Audit Committee consists of two non-employee directors: Messrs. Michael
J. Sebastian (Chairman) and Michael E. Patrick. The principal functions of the Audit Committee include recommending the annual engagement of the Company's independent accountants; reviewing non-audit consulting services performed by the independent accountants and related fees; reviewing with management and the independent accountants the scope and results of the annual financial statement audit; reviewing the charter and scope of the internal audit function; reviewing the scope and adequacy of the Company's internal accounting controls and record-keeping systems; reviewing legal and regulatory matters that may impact the financial statements, related company compliance policies, and programs and reports received from regulators; reviewing compliance with the Company's conflicts of interest and ethical conduct policy (Standards of Conduct Policy); and conferring independently with the internal auditors and the independent accountants.

  Compensation Committee

     The Compensation Committee consists of three non-employee directors:
Messrs. Grant A. Dove (Chairman), C. Baker Cunningham and David Ross III. The principal functions of the Compensation Committee include reviewing the Company's overall compensation policy, including compensation philosophy and strategy, short- and long-term incentive plans and programs, stock ownership plans, employee benefit plans and employee welfare plans; reviewing and recommending to the Board the compensation and benefits to be paid or provided to the Board of Directors; reviewing the performance and compensation of the Chief Executive Officer and senior executives of the Company; and reviewing and recommending to the Board employment agreements, termination agreements and severance policies and agreements.

     Since January 1997, the Board held four (4) meetings, the Audit Committee held two (2) meetings and the Compensation Committee held four (4) meetings. Each of the directors attended 100 percent of the meetings of the Board and the committee of the Board on which they served.

 ------------------------------------------------------------------------------
                 DIRECTOR AND EXECUTIVE MANAGEMENT COMPENSATION
 ------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

     During 1997, the Directors Plan provided that each director receive an annual cash retainer of $30,000, or an option for 18,000 shares of Common Stock in lieu of the annual cash retainer, or a combination of cash and options. Directors also received under the Directors Plan an initial option grant of Common Stock of 6,000 shares on May 2, 1997 and will receive annual option grants of 6,000 shares of Common Stock on the first trading date following the Annual Meeting of Stockholders. The Directors Plan was amended in November 1997 to provide for an annual election for directors to receive either the annual cash retainer of $30,000 or an option for 8,700 shares of Common Stock in lieu of the annual cash retainer, or a combination of cash and options.

     Any options elected in lieu of cash will be granted on the first trading date following the Company's Annual Meeting of Stockholders. Options granted to non-employee directors become fully exercisable on the first anniversary of the date of grant of the option, and will expire five years and one day after the date of grant, subject to prior termination pursuant to the terms of the Directors Plan.

     In addition, non-employee directors are paid meeting attendance fees of $1,000 for each Board meeting of the Company and $1,000 for each committee meeting they attend. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

     The maximum number of shares to be issued under the Directors Plan and the number of shares subject to each option are subject to adjustment in the event of stock splits or other changes in the Cooper Cameron capital structure.

     In 1997, all directors elected to receive their entire retainer in stock options through May 1998. Therefore, during 1997 options for a total of 144,000 shares of Cooper Cameron Common Stock were granted pursuant to the Directors Plan. Likewise in 1998, each non-employee director elected to receive all of his annual retainer in stock options.

STOCK OWNERSHIP GUIDELINES

     In 1996, the Board of Directors of the Company adopted stock ownership guidelines to encourage ownership of common stock by officers and certain key employees of the Company, as well as directors. Such guidelines set forth that by the 1999 Annual Meeting of Stockholders, directors should each own $100,000 worth of common stock of the Company. Further, the officers of the Company and certain key employees, a total of 30 persons, are expected to own by such date between one times and five times their base salary in common stock of the Company, depending on their job category. The Board of Directors believes that aligning the economic interest of the key managers of the Company with those of the stockholders will further focus the future direction of the Company to one of enhancing stockholder value.

COMPENSATION OF EXECUTIVE MANAGEMENT

     Table 1 "Summary Compensation Table" presents information concerning compensation paid to, or accrued for services by, the Chief Executive Officer and the four other most highly compensated executive officers of Cooper Cameron during fiscal year 1997.

     Table 2 "Option Grants in Last Fiscal Year" presents information concerning the grant of options during fiscal year 1997 to the Chief Executive Officer and the four other most highly compensated executive officers of Cooper Cameron to acquire the Company's Common Stock under the Company's Long-Term Incentive Plan. No stock appreciation rights were granted during 1997.

     Table 3 "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values" presents information concerning the unexercised stock options held by the Chief Executive Officer and the four other most highly compensated executive officers of Cooper Cameron at the end of fiscal year 1997.

     Table 4 "Pension Plan Table" sets forth the estimated annual retirement benefits payable to the Chief Executive Officer and the four other most highly compensated executive officers of Cooper Cameron under the Cooper Cameron Corporation Salaried Employees' Retirement Plan upon retirement at age 65, based on an employee's assumed average annual compensation for the five-year period preceding retirement.

                                    TABLE 1

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                  ANNUAL COMPENSATION                  AWARDS
                                       ------------------------------------------   ------------
             (a)                (b)        (c)         (d)             (e)              (g)               (i)
                                                                                     SECURITIES
                                         SALARY                   OTHER ANNUAL       UNDERLYING        ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR      $(1)       BONUS $    COMPENSATION $(2)    OPTIONS #*    COMPENSATION $(4)
 ---------------------------    ----   -----------   --------   -----------------   ------------   -----------------
Sheldon R. Erikson............  1997     $   -0-     $787,600       $150,720(7)       550,000           $34,291
  Chairman, President           1996         -0-      562,550        146,131(6)(7)    443,234            11,131
  and Chief Executive Officer   1995     250,000      250,000             --          886,306            70,472(5)
Thomas R. Hix.................  1997         -0-      252,100         78,917(7)       232,000            12,468
  Senior Vice President         1996         -0-      180,050         64,382(7)       212,750            16,615(5)
  of Finance and Chief          1995     120,000      100,000             --          377,398             5,997
  Financial Officer
Franklin Myers................  1997         -0-      252,100         72,485(7)       232,000            12,008
  Senior Vice President,        1996         -0-      180,050         58,138(7)       212,750            10,832(5)
  General Counsel and           1995      60,000      200,000             --          377,398            11,908
    Secretary
E. Fred Minter................  1997     185,000      112,772             --           48,000            14,787
  Vice President, and           1996     177,500      101,438             --              -0-            14,452
  President, Cooper             1995     170,000       94,248             --           60,034            14,490
  Turbocompressor
Michael L. Grimes(8)..........  1997     170,000       74,052         18,900(7)       117,142            11,531
  Vice President, and           1996     138,718      146,717         16,149(7)        51,470             9,819
    President,
  Cooper Energy Services        1995          --           --             --               --                --

---------------

(1) Certain of the named executive officers were granted non-qualified stock options in lieu of salary for the periods July 1, 1995 through June 30, 1996, July 1, 1996 through June 30, 1997, July 1, 1997 through December 31, 1997, and January 1, 1998 through December 31, 1998 under the Cooper Cameron Stock Options in Lieu of Salary Program approved by the Cooper Cameron Board of Directors. Under the Program, certain officers and key management elected to receive a percentage of base pay in non-qualified stock options under the Company's Long-Term Incentive Plan. The terms of the Stock Options are explained in Table 2 "Option Grants in Last Fiscal Year". For 1995, prior to the split-off, Mr. Erikson, Mr. Hix and Mr. Myers received salaries of $250,000, $120,000 and $60,000, respectively. For the remainder of 1995, Mr. Erikson, Mr. Hix and Mr. Myers elected to have $250,000, $120,000 and $120,000 in base salary, respectively, converted to stock options. Subsequently, this program was extended through the remainder of 1998. See Table 2 "Option Grants in Last Fiscal Year."

(2) Perquisites and other personal benefits paid or distributed during 1995 (and during 1996 and 1997 where no amounts are indicated for Messrs. Minter and Grimes) to the persons listed in the compensation table above did not exceed, with respect to any individual, the lesser of $50,000 or 10 percent of such individual's total salary and bonus.

(3) Columns (f) "Restricted Stock Awards" and (h) "LTIP Payouts" have been omitted since no restricted stock awards or LTIP payouts were awarded to the named executives.
                                        (Footnotes continued on the next page.)

(4) The figures in this column for 1995, 1996 and 1997 include the Company's contributions to the Cooper Cameron Corporation Retirement Savings Plan, the Cooper Cameron Corporation Supplemental Excess Defined Contribution Plan and amounts paid by the Company for excess life insurance, respectively, as follows:

     S. Erikson $6,750, $8,250 and $5,472 for 1995; $4,081, zero and $7,050 for
     1996; and $6,750, $23,266 and $4,275 for 1997.

     T. Hix $4,500, zero and $1,497 for 1995; $2,618, zero and $1,497 for 1996;
     and $6,750, $4,554 and $1,164 for 1997.

     F. Myers $6,750, $4,500 and $658 for 1995; $2,618, zero and $714 for 1996;
     and $4,865, $6,440 and $703 for 997.

     F. Minter $6,750, $2,250 and $5,490 for 1995; $6,742, $5,468 and $2,242 for
     1996; and $4,275, $8,617 and $1,895 for 1997.

     Mr. Grimes $6,750, $2,717 and $631 for 1996; and $6,750, $3,905 and $522
     for 1997.

(5) Included in this amount is reimbursement for the purchase of country club memberships: ($50,000 for Mr. Erikson, $12,500 for Mr. Hix, and $7,500 for Mr. Myers.)

(6) Includes Executive Long Term Disability (LTD) Premium payment, spouse travel expense and tax gross up of LTD Premium and spouse travel.

(7) Includes cash payment for loss of benefits due to participation in the Options in Lieu of Salary Program.

(8)  Mr. Grimes joined the Company in April 1996.

 * All share amounts have been adjusted for the 2-for-1 stock split effective June 13, 1997.

                                    TABLE 2

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL REALIZABLE VALUE AT
                                                                                 ASSUMED ANNUAL RATES OF
                                     INDIVIDUAL                               STOCK PRICE APPRECIATION FOR
                                       GRANTS                                         OPTION-TERM
-----------------------------------------------------------------------------------------------------------
         (a)              (b)           (c)           (d)          (e)            (f)              (g)
                                     % OF TOTAL
                       NUMBER OF      OPTIONS
                       SECURITIES     GRANTED      EXERCISE
                       UNDERLYING        TO         OR BASE
                        OPTIONS      EMPLOYEES       PRICE
                        GRANTED      IN FISCAL     ($/SHARE)    EXPIRATION
        NAME              (#)           YEAR          (2)          DATE          5%($)           10%($)
        ----           ----------    ----------    ---------    ----------    ------------    -------------
Sheldon R. Erikson...   150,000(1)       19%        $34.34        1/1/03       $1,635,637      $ 3,676,653
                        400,000                      34.34        5/8/07        8,638,497       21,891,646
Thomas R. Hix........    72,000(1)        8%        $34.34        1/1/03          785,106        1,764,794
                        160,000                      34.34        5/8/07        3,455,399        8,756,659
Franklin Myers.......    72,000(1)        8%        $34.34        1/1/03          785,106        1,764,794
                        160,000                      34.34        5/8/07        3,455,399        8,756,659
E. Fred Minter.......    48,000           2%        $34.34        5/8/07        1,036,620        2,626,998
Michael L. Grimes....    17,142(1)        4%        $34.34        1/1/03          186,921          420,168
                        100,000                      34.34        5/8/07        2,159,624        5,472,912

---------------

(1) These Shares were granted under the options in lieu of salary program, explained in footnote 1 to the Summary Compensation Table, and vest in full in December 1998.

(2) The exercise price of each option is equal to the fair market value of the Company's shares on the date of grant of the option. The exercise price may be paid in cash, or, in certain instances, by tendering already owned Cooper Cameron Common Stock having a fair market value on the date of exercise equal to the exercise price.

                                    TABLE 3
              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR (1)
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                          OPTIONS AT DECEMBER 31,       IN-THE-MONEY OPTIONS AT
                                                                  1997(#)               DECEMBER 31, 1997($)(1)
                                                        ---------------------------   ---------------------------
           (a)                  (b)           (c)                  (d)                           (e)
                              SHARES
                            ACQUIRED ON      VALUE
           NAME             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   -----------   -----------   -------------   -----------   -------------
Sheldon R. Erikson........    324,012     $12,302,798     555,226       1,000,302     $25,034,716    $34,705,123
Thomas R. Hix.............    334,012      13,424,225      64,006         424,130     $ 2,432,613     14,540,482
Franklin Myers............    222,266       9,597,297     106,746         424,130     $ 4,080,753     14,540,482
E. Fred Minter............     12,004         464,445      18,010          78,020     $   948,605      2,860,863
Michael L. Grimes.........     10,000         336,245      10,000         174,298         385,620      5,149,062

---------------

(1) Values are based on the difference between option prices and the closing price of $61.00 per share of Common Stock on the New York Stock Exchange on the last trading day of 1997.

                                    TABLE 4
                               PENSION PLAN TABLE

                                                                              YEAR           ANNUAL
                                                         CREDITED          INDIVIDUAL      ESTIMATED
                                                       SERVICE AS OF        REACHES        BENEFIT AT
                                                      JANUARY 1, 1998        AGE 65          AGE 65
                                                      ---------------      ----------      ----------
Sheldon R. Erikson..................................        3.0               2006          $134,640
Thomas R. Hix.......................................        3.0               2012            93,900
Franklin Myers......................................        2.8               2017           145,248
E. Fred Minter......................................       10.1               2000            56,004
Michael L. Grimes...................................        1.7               2015            26,892

     For each of the individuals shown in the Summary Compensation Table, the table above shows current credited years of service, the year each attains age 65, and the projected annual pension benefit at age 65. The formula for calculating the projected annual pension benefits is 4% of pay up to the Social Security Wage Base and 8% thereafter. The calculation is based on the following assumptions: benefits paid on a straight-life annuity basis; continued compensation at the 1997 levels; and an interest credit rate of 5.25%. Amounts under the Cooper Cameron Corporation Supplemental Excess Defined Benefit Plan are included in the Annual Estimated Benefit.

STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph showing the cumulative total stockholder return on Company Common Stock from July 5, 1995 to December 31, 1997, and comparing it with the cumulative total return over the same period of the Standard & Poor's Composite-500 Stock Index and the S&P Oil & Gas (Drilling & Equipment) Index. In each case, cumulative total return is calculated assuming a fixed investment of $100 on July 5, 1995.

                                                                                      S&P Oil &
                                                                                    Gas (Drilling
               Measurement Period                    Cooper                               &
             (Fiscal Year Covered)                  Cameron         S&P 500          Equipment)
             ---------------------                  --------        -------         -------------
July 5, 1995                                          100.0           100.0             100.0
Dec. 29, 1995                                        176.40          112.55            116.02
Dec. 31, 1996                                        380.12          135.35            161.48
Dec. 31, 1997                                        606.21          177.33            245.47

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  General

     The Compensation Committee of the Board of Directors (the "Committee") administers the compensation of the Company's executive officers, including its Chief Executive Officer. The Committee is comprised of three directors, Messrs.
C. Baker Cunningham, Grant A. Dove and David Ross III, who are neither officers nor employees of the Company. The principal functions of the Committee are set forth on page 16 under the heading "Committees and Board Meetings."

     The Company's primary objective is to increase stockholder value over time. To accomplish this objective, the overall goal of the Committee is to develop executive compensation policies which are consistent with and linked to the Company's strategic business objectives. It is the policy of the Committee to compensate executive officers based on their responsibilities and experience, the achievement of specific business objectives and established goals and the Company's long-term performance. The Committee has received advice from a compensation consulting firm as to comparable compensation for executives similarly situated as part of the Committee's analysis. The compensation of the Chief Executive Officer and the other executive officers consists of a base salary, an annual bonus opportunity and stock option awards.

  Base Salary and Annual Incentive Awards

     Each of the Company's executive officers receives a base salary and has an opportunity to earn a bonus under Cooper Cameron's Management Incentive Compensation Plan (the "MICP"). Decisions regarding base salaries are made based upon individual performance, job responsibilities, experience and competitive practice determined by compensation surveys. The Compensation Committee's policy is to pay base salaries at or below peer industry medians with a significant portion of targeted total annual compensation at risk tied to performance-based MICP objectives. The MICP is designed to motivate and reward key management employees whose efforts impact the performance of the Company and its subsidiaries and divisions through the achievement of financial performance targets and, in some instances, individual performance objectives. The Committee is responsible for approving the financial performance targets that are used to determine awards made under the MICP. Performance targets are based upon proposals submitted to the Committee by the Chief Executive Officer which, in turn, reflect the annual operating plan prepared for the Board of Directors. The basic measure of financial performance is earnings before interest, taxes, depreciation and amortization with a target return on equity to also be achieved. A target award percentage is established for each position eligible to participate in the MICP. Annual incentives were awarded to 223 employees for 1997 performance. The Committee is mindful of the unusual variances that occur in today's financial arena in running corporations such as the Company. The Committee will take into account unusual items when applying the MICP targets to the actual results. Such items may include acquisitions, divestitures, recapitalizations, restructurings and other similar unforeseeable events. The Committee also evaluates performance taking into account industry-wide market conditions and peer performance.

  Long-Term Incentives

     It is the policy of the Committee to provide incentives to executives that are tied to the long-term performance of the Company. For this purpose, the Committee has granted stock options to the named executive officers or other key management personnel pursuant to the Cooper Cameron Corporation Long-Term Incentive Plan. In May 1997, the Board granted stock options to certain employees other than executive officers and key management personnel. The Committee determined the number of options granted to each individual based on actual compensation and assumptions relating to stock price. The stock options were granted with an exercise price equal to fair market value on the date of grant. These options were granted to cover two years of options for 1997 and 1998, have a ten-year expiration date and become one-sixth exercisable one year after the date of grant, one-half exercisable two years after the date of grant, five-sixths exercisable three years after the date of grant, and fully exercisable four years after the date of grant. Certain of the named executive officers elected to receive stock options in lieu of salary for all or a portion of their annual salary for the year ending December 31, 1998. The options granted in lieu of salary are fully exercisable one year after the date of grant, are vested pro rata in the event employees terminate their employment before vesting and have a five-year expiration date. The Committee will review each year whether any such employees should be reimbursed for benefits lost pursuant to their participation in this program.

     The Committee believes that the stock option program ties the individual executive's compensation to the Company's performance and directly links the executive's personal interests to the interests of the Company and its stockholders. The Options in Lieu of Salary Program provides increased capital appreciation opportunities for executive officers in a manner directly linked to stockholder value while causing the executive officers to substantially invest in the stock's performance.

  Compensation of the CEO

     Mr. Erikson currently has a base salary of $525,000, based on a review of the compensation levels of chief executive officers of companies of comparable size and in similar businesses. He also received a bonus in the amount of $250,000 for 1995, $562,550 for 1996, and $787,500 for 1997. Mr. Erikson's
target bonus opportunity for 1998 is 75 percent of his base salary. Mr. Erikson elected to convert the equivalent of one year's base salary to stock options under the Options in Lieu of Salary Program starting with 1995, subsequent to the split-off, 1996, 1997 and 1998. The number of options granted to Mr. Erikson under this program in 1996 for the year 1997 was 300,255 and in 1997 for the year 1998 was 150,000. These options become fully exercisable on the date ending after the term of compensation.

     The Committee believes that the total options awarded to Mr. Erikson under the Long-Term Incentive Plan (excluding those he was awarded in lieu of salary) are competitive with options granted to CEOs of comparable companies. Through the stock option award and the options awarded in lieu of salary, a large percentage of Mr. Erikson's compensation is tied directly to corporate performance and return to stockholders.

  Summary

     The Committee believes that the total executive compensation program should link compensation to corporate and individual performance. The Committee will continue to review the compensation of the CEO and other executive officers on an annual basis.

                                            Compensation Committee,

                                            Grant A. Dove, Chairman
                                            C. Baker Cunningham
                                            David Ross III

SECTION 162(m) OF THE INTERNAL REVENUE CODE.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the federal income tax deductibility (to $1 million per covered executive) of annual compensation of the Company's Chief Executive Officer and its other four most highly compensated executive officers. Under Section 162(m), the Company may deduct compensation in excess of $1 million if it qualifies as performance-based compensation, as defined in Section 162(m). Options granted under the Cooper Cameron Corporation Amended and Restated Long-Term Incentive Plan and bonuses awarded under the Cooper Cameron Corporation Management Incentive Compensation Plan, as amended, qualify as performance-based compensation and, therefore, qualify as an exemption from the application of Section 162(m). The Company will continue to receive a federal income tax deduction respecting future grants of options and performance awards to its executives under the these plans.

EMPLOYMENT, TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into employment agreements containing certain termination and/or severance provisions with Messrs. Erikson, Hix and Myers (the "Agreements"). The Agreements provide for specific terms of employment, including base salary, bonus and benefits over specified periods of time. The Agreements also provide severance pay and continuation of certain benefits should a Change of Control, as herein defined, occur. Entry into the Agreements was unanimously approved by the independent members of the Board of Directors.

     The Agreement between the Company and Mr. Erikson has a term of three years, which is automatically extended on a monthly basis. The Agreement provides that Mr. Erikson will receive a salary of not less than $500,000 a year and a bonus as provided under the Company's Management Incentive Compensation Plan or any other plan adopted by the Board of Directors; will participate in the Cooper Cameron Corporation Salaried Employees' Retirement Plan (a defined benefit plan) and the Long-Term Incentive Plan; and will be eligible to participate in the Cooper Cameron Corporation Retirement Savings Plan (a defined contribution plan), the Employee Stock Purchase Plan and any other plans generally available to employees of the Company during his employment. The Agreements between the Company and each of Messrs. Hix and Myers are substantially the same as Mr. Erikson's, except the Agreements with Messrs. Hix and Myers have terms of two years, which end November 30, 1998, and the Agreements are automatically extended for one year on an annual basis if they are then employees of the Company. The Agreements provide that Messrs. Hix and Myers each will receive a salary of not less than $240,000 per year.

     The Agreements with Messrs. Erikson, Hix and Myers also provide for severance arrangements in the event of a Change of Control. A Change of Control of the Company will occur for purposes of these Agreements if (i) any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding voting securities, other than through the purchase of voting securities directly from the Company through a private placement; (ii) the current members of the Board, or their nominees, no longer comprise a majority of the Board; (iii) the Company is merged or consolidated with another corporation or entity and the Company's stockholders own less than 80% of the outstanding voting securities of the surviving or resulting corporation or entity; (iv) a tender offer or exchange offer is made and consummated by a person other than the Company for the ownership of 20% or more of the Company's voting securities; or (v) there has been a disposition of all or substantially all of the Company's assets.

     If the executive terminates due to death, retirement, disability or without Good Reason, as defined below, or is terminated by the Company for cause, no salary or other benefits are payable under the Agreements. However, if termination occurs without cause prior to or after a Change of Control or by Mr. Erikson with Good Reason prior to or after a Change of Control, Mr. Erikson is entitled to an amount equal to three times the highest base pay (or its equivalent if paid in compensation other than cash) and cash incentive compensation he received during any of the three preceding years, and certain other payments relating to benefit plans applicable to all employees. If termination occurs without cause prior to a Change of Control or by the employee with Good Reason prior to a Change of Control, Messrs. Hix and Myers each are entitled to an amount equal to two times the highest base pay (or its equivalent if paid in compensation other than cash) and cash incentive compensation they received during any of the three preceding years and certain other payments relating to benefit plans applicable to employees. If termination occurs without cause after a Change of Control, or resignation for Good Reason after a Change of Control, Messrs. Hix and Myers each are entitled to an amount equal to three times the highest base pay and cash incentive compensation they received during the preceding three years and certain other payments relating to benefit plans. "Good Reason" for termination includes any of the following events which occur without employee consent: a change in status, title(s) or position(s) as an officer of the Company which does not represent a promotion, a reduction in base salary, termination of participation in an ongoing compensation plan, relocation, failure of a successor to assume the Agreement, termination by the Company other than as provided in the Agreement, prohibition from engaging in outside activities, or any continuing material default by the Company in the performance of its obligations under the Agreement, whether before or after a Change of Control.

     The Company has adopted an Executive Severance Policy and Change in Control Policy which set forth certain salary and benefit obligations in the event of the termination of designated key employees of the Company, including Mr. Grimes and Mr. Minter. The Executive Severance Policy provides for compensation continuation of 15 months for each of Messrs. Grimes and Minter if their employment with the Company is terminated for any reason except cause. Each of Messrs. Grimes and Minter would receive an additional 9 months of compensation continuation if such termination occurred subsequent to a "change in control" of the Company, as defined in the Change in Control Policy. Both policies are subject to future amendment, modification or cancellation at the discretion of the Board of Directors.

                      ------------------------------------
                             STOCKHOLDER PROPOSALS
                      -----------------------------------

     Stockholders' proposals intended to be presented at the 1999 Annual Meeting should be sent by certified mail, return receipt requested, and must be received by the Secretary of the Company at its principal executive offices on or before January 1, 1999, for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are stockholders, beneficially or of record, on the date the proposal is submitted and who continue in such capacity through the meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year prior to submission of the proposal.

                    ----------------------------------------
                            INDEPENDENT ACCOUNTANTS
                    ---------------------------------------

     During the year ended December 31, 1997, Ernst & Young LLP was employed principally to perform the annual audit and to render other services.

     Representatives of Ernst & Young will be present at the meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the financial statements incorporated by reference in the Company's Form 10-K. Representatives of Ernst & Young will have the opportunity to make a statement, if they desire to do so.

     Selection of the Company's independent accountants each year is done at the November meeting of the Board of Directors for such year.

   -------------------------------------------------------------------------
                 COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT
   -------------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based on its review of the copies of such reports, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1997, its executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements, with the exception of the following:

     Mr. Joseph D. Chamberlain, Vice President and Corporate Controller filed a Form 4 with the SEC on June 17, 1997, which was due on June 10, 1997, reporting the exercise of a Cooper Cameron stock option on May 13, 1997, in the amount of 3,757 shares of common stock and subsequent same-day sale of 3,757 shares of common stock. Mr. Sheldon R. Erikson, Chairman of the Board, President and Chief Executive Officer filed a Form 4 with the SEC on June 17, 1997, which was due on June 10, 1997, reporting the exercise of a Cooper Cameron stock option on May 21, 1997, in the amount of 100,000 shares of common stock and subsequent same-day sale of 100,000 shares of common stock.

                             ----------------------
                                 OTHER BUSINESS
                             ----------------------

     The management of Cooper Cameron has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     COPIES OF COOPER CAMERON'S ANNUAL REPORT TO STOCKHOLDERS OR ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS UPON REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, COOPER CAMERON CORPORATION, 515 POST OAK BOULEVARD, SUITE 1200, HOUSTON, TEXAS 77027.

By order of the Board of Directors,

/s/ FRANKLIN MYERS

Franklin Myers
Senior Vice President, General Counsel
  and Secretary

March 25, 1998

                                                                      APPENDIX A

                               FIFTH AMENDMENT TO
                           COOPER CAMERON CORPORATION
               1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     WHEREAS, COOPER CAMERON CORPORATION (the "Company") has heretofore adopted the COOPER CAMERON CORPORATION 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan shall be amended as follows, effective as of February 12, 1998:

     1. The following shall be added to Section 4 of the Plan:

          "Shares of Common Stock related to Options that are forfeited or terminated, expire unexercised, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares of Common Stock covered by an Option are not issued to an Eligible Director, shall immediately become available for Options hereunder."

     2. The following shall be added at the end of Section 7(f) of the Plan:

          "The Committee may provide in an Option Agreement that, if an Eligible Director pays the Option exercise price in shares of Company Common Stock, upon the date of such payment a new option shall be granted and the number of shares of Common Stock subject to such new option shall be equal to the number of shares of Common Stock tendered in payment; provided that such new option shall not be exercisable in any event after the original term of the exercised option."

     3. As amended hereby, the Plan is specifically ratified and reaffirmed.

                                                                      APPENDIX B

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                           COOPER CAMERON CORPORATION
                            LONG-TERM INCENTIVE PLAN

     WHEREAS, COOPER CAMERON CORPORATION (the "Company") has heretofore adopted the AMENDED AND RESTATED COOPER CAMERON CORPORATION LONG-TERM INCENTIVE PLAN (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan shall be amended as follows, effective as of February 12, 1998:

     1. The number "11,000,000" shall be substituted for the number "8,000,000" in the first and last sentences of Section 4.1 of the Plan.

     2. The third sentence of Section 4.1 of the plan shall be deleted and the following shall be substituted therefor:

          "Common Stock related to Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant (including where shares of Common stock covered by an Award are used to satisfy fax withholding obligations pursuant to
     Section 15 of the plan), or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder."

     3. The third sentence of Section 6.4 of the Plan shall be deleted and the following shall be substituted therefor:

          "The Committee may provide in an Award Agreement respecting a stock option that, if a Participant pays the option exercise price in shares of Common Stock, upon the date of such payment a new option shall be granted and the number of shares of Common Stock subject to such new option shall be equal to the number of shares of Common stock tendered in payment (plus the number of any shares of Common Stock respecting the exercised option retained to satisfy any tax withholding obligations); provided that such new option shall not be exercisable in any event after the original term of the exercised option."

     4. As amended hereby, the Plan is specifically ratified and reaffirmed.

------------------------------------------------------------------------------------------------------------------------------------
    Please mark your                                                                                                 -     5973
    votes as in this                                                                                                 - - -
[X] example.

The Board of Directors recommends a vote FOR all nominees.

                 FOR    WITHHOLD                                                                             FOR  AGAINST ABSTAIN

1.               [ ]      [ ]     Election of Directors                    2. To approve an amendment        [ ]    [ ]     [ ]
                                  Nominees:   Michael E. Patrick              to the Amended and Restated
                                              Michael J. Sebastian            Certificate of Incorporation;
To withhold your vote for any nominee(s),
write the name(s) here:                                                    3. To approve an amendment to     [ ]    [ ]     [ ]
                                                                              the Amended and Restated
                                                                              1995 Stock Option Plan for
-----------------------------------------                                     Non-Employee Directors;

Comments            [ ]                                                    4. To approve an amendment to     [ ]    [ ]     [ ]
(see reverse)                                                                 the Amended and Restated
                                                                              Cooper Cameron Corporation
I plan to attend    [ ]                                                       Long-Term Incentive Plan;
the meeting
                                                                           5. To transact such other         [ ]    [ ]     [ ]
                                                                              business as may properly
                                                                              come before the meeting and
                                                                              any adjournments thereof.


                                                                              Please sign exactly as name appears hereon. Joint
                                                                              owners should each sign. When signing as attorney,
                                                                              executor, administrator, trustee or guardian, please
                                                                              give full title as such.

                                                                              -----------------------------------------------------


                                                                              -----------------------------------------------------
                                                                              SIGNATURE(S)                             DATE

------------------------------------------------------------------------------------------------------------------------------------
                                             - FOLD AND DETACH HERE -


                           COOPER CAMERON CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                   10:00 A.M.
                                  MAY 14, 1998

                               CROWNE PLAZA HOTEL
                              2222 WEST LOOP SOUTH
                              HOUSTON, TEXAS 77027


          Agenda

          o    Call to order
          o    Introduction of Directors and Officers
          o    Nomination and Voting for Directors
          o    Voting for proposals 2, 3 and 4
          o    Chairman's Report
          o    General Question and Answer Period

          THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT. IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.

                           COOPER CAMERON CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 1998
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned stockholder of Cooper Cameron Corporation ("Cooper Cameron") appoints Sheldon R. Erikson and Franklin Myers, or either of them, proxies, with full power of substitution, to vote all shares of stock which the stockholder would be entitled to vote if present at the Annual Meeting of Stockholders of Cooper Cameron on Thursday, May 14, 1998, at 10:00 a.m. (central time) in the Ballroom, Crowne Plaza Hotel, 2222 West Loop South, Houston, Texas, and at any adjournments thereof, with all powers the stockholder would posses if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR (MICHAEL
E. PATRICK AND MICHAEL J. SEBASTIAN), WILL BE VOTED FOR PROPOSALS 2,3 AND 4 AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This card also constitutes voting instructions for any shares held for the stockholder in the Cooper Cameron Retirement Savings Plan, as described in the Notice of Meeting and Proxy Statement.

Comments:                            (Please sign and date on the reverse side)


--------------------------------

--------------------------------
(If you have written in the above space, please mark the "comments" box on the reverse side of this card.)
                                                              [SEE REVERSE SIDE]
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                             [COOPER CAMERON LOGO]


A telephone response center is available at Cooper Cameron's transfer agent, First Chicago Trust, to provide stockholders personal assistance with:

o    Verifying the number of Cooper Cameron shares in your account.
o    Lost or stolen stock certificates.
o Name changes on stock registration in the event of marriage, death and estate transfers, gifts of stock to minors in custodial accounts...any transfer of stock ownership.
o Any stockholder inquiries concerning Cooper Cameron common stock will be answered courteously and promptly.

Call First Chicago Trust Company of New York at (201) 324-1225, or write:

First Chicago Trust Company of New York
P.O. Box 2500
Jersey City, NJ 07303-2500